UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective February 22, 2006, the board of directors of Pinnacle Financial Partners, Inc. (the “Company”) unanimously elected Hal N. Pennington to serve on the Company’s board of directors, filling the vacancy created by the resignation of a member of the board of directors in August 2005. Mr. Pennington, who will serve as a Class II director, was recommended by the Human Resource, Nominating and Compensation Committee (the “HRNC”) of the board of directors for consideration by the full board of directors. It is presently expected that Mr. Pennington will serve on the HRNC. Mr. Pennington is not a party to any arrangement or understanding with any person pursuant to which Mr. Pennington was elected as a director, nor is Mr. Pennington a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
     On February 23, 2006, the Company issued a press release announcing the election of Hal N. Pennington to serve on the Company’s board of directors. The text of such press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          99.1      Press Release dated February 23, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ M. Terry Turner
	Name:	M. Terry Turner
	Title:	President and Chief Executive Officer

Date: February 23, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 23, 2006